UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

Pennichuck Corporation
 (Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 882-5191

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 25, 2010, Pennichuck Corporation issued a press release announcing that the New Hampshire Supreme Court (“Supreme Court”) issued its decision in the eminent domain conflict between the Company and the City of Nashua, New Hampshire (“City”). The Supreme Court affirmed in its entirety the July 25, 2008 ruling by the New Hampshire Public Utilities Commission (“NHPUC”) relating to the taking of the public utility property of the Company’s Pennichuck Water Works, Inc. (“PWW”) regulated utility subsidiary by the City.

The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The Company also incorporates herein by reference, to the extent not superseded by the above referenced Supreme Court decision, the Company’s previous disclosure regarding eminent domain-related matters appearing in its Annual Report on Form 10-K for the year ended December 31, 2009, including without limitation the disclosure appearing under the captions “Business—Ongoing Eminent Domain Proceeding,” “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release – “NH Supreme Court Affirms NHPUC Decision Regarding Eminent Domain”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

(Registrant)

Date: March 26, 2010

By: /s/ Thomas C. Leonard

Thomas C. Leonard
Senior Vice President and Chief Financial Officer